UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2014

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Greenwich Office Park, Greenwich, Connecticut 06831

(Address of principal executive offices)

(855) 976-4636

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) A Special Meeting of Stockholders (the “Special Meeting”) of XPO Logistics, Inc. (the “Company”) was held on December 23, 2014.

(b) At the Special Meeting, the stockholders approved the issuance of 12,128,115 shares of the Company’s common stock, par value $.001 per share, upon the conversion of 371,848 shares of the Company’s outstanding Series B Convertible Perpetual Preferred Stock. The votes with respect to shares of common stock issued to holders of Series B Convertible Perpetual Preferred Stock as part of the same transaction were not counted for purposes of determining whether the proposals were approved.

The voting results are set forth below:

Proposal 1: Issuance of common stock upon the conversion of Series B Convertible Perpetual Preferred Stock:

Votes For	47,642,623
Votes Against	58,174
Abstentions	53,443

Proposal 2: Adjourn or postpone the Special Meeting, if necessary:

Votes For	45,502,061
Votes Against	2,192,757
Abstentions	59,440

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 24, 2014	XPO LOGISTICS, INC.

	By:	/s/ Gordon E. Devens
Gordon E. Devens
Senior Vice President and General Counsel